Exhibit 10.2

AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

Borrower:	ARTERIS, INC. 595 Millich Drive Suite 200 Campbell, CA 95008	Lender:	WESTERN ALLIANCE BANK, an Arizona corporation 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

RECITALS

A. Lender and Borrower have previously entered into that certain Business Financing Agreement dated as of August 3, 2015, as amended from time to time (the “Original Credit Agreement”).

B. From and after the date hereof, the Original Credit Agreement shall be amended and restated in its entirety in accordance with the terms and provisions hereof and any amounts outstanding prior to the restatement of the Original Credit Agreement shall be governed under the terms and provisions hereof.

C. Lender and Borrower desire to amend the terms and conditions of the Original Credit Agreement to, among other things, provide for a revolving facility on the terms and conditions set forth herein (the “Revolver”). The proceeds of the initial Advance under the Revolver will be used to repay in full the total amount outstanding under the Original Credit Agreement.

This AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT, dated as of December 16, 2020, is made and entered into between WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Lender”) and ARTERIS, INC., a Delaware corporation (“Borrower”) on the following terms and conditions:

1. REVOLVING CREDIT LINE.

1.1 Receivables Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Receivables Advances to Borrower not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Receivables Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and subject to the terms and conditions hereof reborrowed during the term of this Agreement. It shall be a condition to each Receivables Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct in all material respects on the date of such Receivables Advance as though made at and as of each such date, and (c) no Default or Event of Default has occurred and is continuing, or would result from such Receivables Advance.

1.2 Advance Requests. Borrower may request that Lender make a Receivables Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request. Lender may honor Advance Requests, instructions or repayments given by any Authorized Person. So long as all of the conditions for a Receivables Advance set forth herein have been satisfied, Lender shall fund such Receivables Advance into Borrower’s Account within one business day of Lender’s receipt of the applicable Advance Request.

1.3 Due Diligence. Lender may audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrowers expense; provided that so long as no Event Default has occurred and is continuing the expense of such audits shall not exceed $5,000 per audit. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower’s books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender’s requests for information concerning such Collateral and records.

1.4 Collections.

At Lender’s option, Lender may either (i) transfer all Collections deposited into the Collection Account to Borrower’s Account, or (ii) apply the Collections deposited into the Collection Account to the outstanding Account Balance, in either case, within three business days of the date received; provided that upon the occurrence and during the continuance of any Default or Event of Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower’s Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1.5 Receivables Activity Report. Within 30 days after the end of each Month End, Lender shall send to Borrower a report covering the transactions for the prior billing period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within 30 days after Lender sends the accounting to Borrower.

1.6 Adjustments. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrower shall promptly advise Lender and shall, subject to Lender’s approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Receivable exceed 2% of its original Receivable Amount unless Borrower has obtained the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed while no Event of Default has occurred and is continuing). So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender. While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.

1.7 Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrower. On the Maturity Date, Borrower will pay all then outstanding Advances and other Obligations to Lender or such earlier date as shall be herein provided.

1.8 International Sublimit.

1.8(a) Letter of Credit Line. Subject to the terms and conditions of this Agreement and in an amount not to exceed the International Sublimit, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”) from time to time; provided that (a) the Letter of Credit Obligations will be treated as Advances for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a “Letter of Credit Agreement”). Each draft paid under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable Letter of Credit Agreement, No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding.

1.8(b) Foreign Exchange Facility. Borrower may enter into foreign exchange forward contracts with Lender under which Borrower commits to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit. Ten percent (10%) of the amount of each outstanding FX Forward Contract shall be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility.

Upon the Maturity Date, all obligations under the International Sublimit shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Business Financing Agreement is not extended by Lender.

1.9 Intentionally Omitted.

1.10 Intentionally omitted.

1.11 Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Receivables Advances such that, after giving effect to such payments, no Overadvance exists.

1.12 Growth Capital Advances.

(a) Subject to the terms and conditions hereof, Lender made a term loan (“Growth Capital Advance”) to Borrower on the Growth Capital Advance Closing Date, in an amount equal to the Growth Capital Advances Commitment. As used herein, “Growth Capital Advance Closing Date” means the date when each of the conditions to effectiveness of the Business Financing Modification Agreement dated November 7, 2018, which conditions have been fully incorporated and made a part hereof, have been fulfilled to the satisfaction of Lender, and Lender has deposited the proceeds of the Growth Capital Advance into Borrowers’ deposit account maintained with Lender. The Growth Capital Advance may not be re-borrowed after repayment is made by Borrower. The foregoing to the contrary notwithstanding. Lender shall have no further obligation to make any Growth Capital Advance hereunder. It was an additional condition to each Growth Capital Advance that (x) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Growth Capital Advance as though made at and as of each such date, and (y) no Default has occurred and is continuing, or would result from such Growth Capital Advance. On the Growth Capital Advance Closing Date, the Growth Capital Advances Commitment terminates and Lender’s obligation to make further Growth Capital Advances to Borrower shall cease.

(b) The Advance Request for a Growth Capital Advance shall be by a duly authorized officer of Borrower. The Advance Request for the Growth Capital Advance was deemed to be a representation by Borrower that (i) all of the representations and warranties set forth in Section 3 are true and correct in all material respects on the date of such Growth Capital Advance as though made at and as of each such date, and (ii) no Default or Event of Default has occurred and is continuing, or would result from such Growth Capital Advance.

(c) The outstanding principal balance of the Growth Capital Advance shall be due and payable as follows: Interest only beginning the tenth calendar day of the first month day until November 7, 2021, and on the tenth calendar day of the first month day thereafter, a principal amount equal to $50,000.00.

(d) On the Growth Capital Advances Maturity Date, Borrower shall pay in full the outstanding principal balance, and all accrued and unpaid interest under the Growth Capital Advance. Borrower may prepay the Growth Capital Advance at any time, in whole or in part, without penalty or premium. All principal amounts so repaid or prepaid may not be reborrowed. All prepayments shall be applied toward scheduled principal reductions payments owing under this Section 1.12 in inverse order of maturity.

2. FEES AND FINANCE CHARGES.

2.1 Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.

2.2 Fees.

(a) Facility Fee. Borrower shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

(b) Letter of Credit Fees. Borrower shall pay to Lender fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(c) Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

(d) FX Forward Contract Fees. Borrower shall pay to Lender fees in connection with the FX Forward Contracts as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:

3.1 No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2 Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3 The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any material agreement to which or by which it is bound.

3.4 Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5 Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement:

3.6 If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4. MISCELLANEOUS PROVISIONS. Borrower will:

4.1 Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower’s business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.

4.2 Give Lender at least 20 days prior written notice of changes to its name, organization, chief executive office or location of records.

4.3 Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested: provided that Borrower shall not be required to pay taxes which are being disputed in good faith with adequate reserves.

4.4 Maintain:

(a) insurance reasonably satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for Borrower’s business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b) all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement or in an amount reasonably acceptable to Lender. The insurance must be issued by an insurance company reasonably acceptable to Lender and must include a lender’s loss payable endorsement in favor of Lender in a form reasonably acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5 Immediately transfer and deliver to the Collections Account all Collections Borrower receives.

4.6 Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.7 Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

4.8 Provide the following financial information and statements in form and content reasonably acceptable to Lender, and such additional information as reasonably requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a) No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis.

(b) Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower’s auditor. If no management letter is prepared, Borrower shall, upon Lender’s request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(c) If applicable, copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.

(d) Financial projections, including an operating budget, covering a 12 month period and specifying the assumptions used in creating the projections, no later than 30 days after the beginning of each fiscal year.

(e) Within 30 days of the end of each month, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(g) Within 15 days after the end of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month.

(h) Within 15 days after the end of each, calendar month, a detailed aging of Borrower’s Receivables by invoice or a summary aging by account debtor, together with payable aging, cash receipts journal, sales journal, a foreign withholding tax report and such other matters as Lender may reasonably request.

(i) Within 30 days after the end of each calendar month, Borrower’s deferred revenue report shall be due to Lender in a form an substance acceptable to Lender, in its sole discretion.

(j) Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower’s obligations to Lender as Lender may reasonably request.

(k) Within 180 days of the fiscal year end and only if required by the Borrower’s Board of Directors, annual consolidated financial statements of Borrower, certified and dated by an authorized financial officer; provided however, for the fiscal year ended December 31, _____, such financial statements shall be provided to Lender no later than June 30, _____. These financial statements must be audited by a Certified Public Accountant acceptable to Lender.

(l) Within 15 days after the end of each calendar month, copies of all account statements with respect to all of Borrower’s depository, operating and investment accounts maintained outside of Lender.

4.9 Maintain its primary depository and operating accounts with Lender and, in the case of any deposit accounts not maintained with Lender, with the exception of thirty percent (30%) of cash for international banking purposes, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the UCC) of such deposit account pursuant to documentation acceptable to Lender.

4.10 Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor as Lender may reasonably request.

4.11 Maintain Borrower’s financial condition as follows in accordance with GAAP and used consistently with prior practices (except to the extent modified by the definitions herein):

(a) Asset Coverage Ratio, tested as of the end of each month, not at any time less than 1.75 to 1.00.

(b) Unrestricted cash maintained at all times in its accounts with Lender of at: least two-thirds (2/3) of the outstanding principal balance under the Growth Capital Advances Commitment, tested as of the end each month.

4.12 Except with respect to liabilities existing as of the date of this Agreement, not make or contract to make, without Lender’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of an additional $500,000.00 or incur additional liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.

5. SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in Borrower’s usual course of business, worn-out or obsolete equipment, non-exclusive licenses and similar arrangement for the use of the property of Borrower in the ordinary course of business, and Permitted Liens. Borrower agrees to sign any instruments and documents reasonably requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.

6. POWER OF ATTORNEY. Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7. DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any one or more of the following, for which Borrower has not obtained Lender’s prior written consent, shall constitute an Event of Default hereunder.

(a) Failure to Pay. Borrower fails to make a payment when due under this Agreement.

(b) Lien Priority. Lender fails to have an enforceable first lien (except for liens described in clause (c) of the definition of Permitted Indebtedness and any other prior liens to which Lender has consented in writing) on or security interest in the Collateral.

(c) False Information. Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.

(d) Death. Borrower or any guarantor dies or becomes legally incompetent, or if Borrower is a partnership, any general partner dies or becomes legally incompetent.

(e) Bankruptcy. Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against Borrower (or any guarantor) or Borrower (or any guarantor) makes a general assignment for the benefit of creditors, and in the case of any involuntary petition, such proceeding is not dismissed or stayed within 45 days.

(f) Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s (or any guarantor’s) business, or the business is terminated.

(g) Judgments. Any judgments or arbitration awards are entered against Borrower (or any guarantor), or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements payable by Borrower exceeds $100,000.

(h) Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations or, properties, taken as a whole, or ability to repay the Obligations.

(i) Cross-default. Any default occurs under any agreement in connection with any credit in excess of $100,000 Borrower (or any guarantor) or any of Borrower’s Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower’s Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due).

(j) Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect (unless released by Lender).

(k) Other Agreements. Borrower (or any guarantor) or any of Borrower’s Affiliates fails to meet the conditions of, or fails to perform any material obligation under any other agreement Borrower (or any guarantor) or any of Borrower’s Affiliates has with Lender or any Affiliate of Lender, after giving effect to any applicable cure or grace periods.

(l) Change of Control. The holders of the capital ownership of Borrower as of the date hereof cease to own and control, directly and indirectly, at least 70% of the capital ownership of Borrower.

(m) Other Breach Under Agreement. Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above.

7.2 Remedies. During the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrower; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the UCC, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercially reasonable manner.

8. ACCRUAL OF INTEREST. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9. FEES, COSTS AND EXPENSES; INDEMNIFICATION. Borrower will pay to Lender upon demand all fees, costs and expenses (including reasonable fees of attorneys and professionals and their out-of-pocket costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing, except for any of the foregoing to the extent caused by Lender’s gross negligence or willful misconduct.

10. INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.

10.1 This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives an Event of Default, it may enforce a later Event of Default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11. NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrower at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received; (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex, Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement’s termination, and will benefit Lender and its officers, employees, and agents.

12. DEFINITIONS AND CONSTRUCTION.

12.1 Definitions. In this Agreement;

“Account Balance” means at any time the aggregate of the Receivables Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the UCC and includes any person liable on any Receivable, including without limitation; any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means a Receivables Advance or a Growth Capital Advance, as the context requires, and made by Lender to Borrower under this Agreement.

“Advances” means all Receivables Advances and the Growth Capital Advance.

“Advance Rate” means 80% in the case of the Eligible Receivables, or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.

“Advance Request” means a writing in form and substance reasonably satisfactory to Lender and signed by an Authorized Person requesting (1) an Advance or (2) a Growth Capital Advance.

“Agreement” means this Business Financing Agreement.

“Affiliate” means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Asset Coverage Ratio” means all unrestricted cash and cash equivalents maintained with Lender, plus Eligible Receivables, divided by the total amount of outstanding principal of all Obligations.

“Authorized Person” means any one of the individuals authorized to sign on behalf of Borrower, and any other individual designated by any one of such authorized signers.

“Borrower’s Account” means Borrower’s general operating account maintained with Lender, into which all Advances will be deposited unless otherwise instructed by Borrower in writing.

“Borrowing Base” means at any time the sum of (i) the Eligible Receivable Amount multiplied by the applicable Advance Rate minus (ii) any amounts outstanding under the International Sublimit minus (iii) such reserves as Lender may deem proper and necessary from time to time.

“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables,) chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions,) equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. Notwithstanding the foregoing, the Collateral shall not include third party financed equipment permitted hereunder, to the extent and for so long as a prohibition exists on the granting to Lender of a security interest in such finance equipment by the applicable third party lender in respect of such financed equipment provided however, that immediately upon termination of any such prohibition, the Collateral shall thereafter be deemed to include such equipment, automatically and without further action by Borrower or Lender.

“Collection Account” means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdraw funds.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and, warranties set forth in this Agreement are true and correct in all material respects as of the date such certificate is delivered.

“Credit Limit” means $2,000,000.00, which is intended to be the maximum amount of Receivables Advances at any time outstanding.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Due Diligence Fee” means a payment of an annual fee equal to $600 due upon the date of this Agreement and $600 due upon each anniversary thereof so long as any Advance is outstanding or available hereunder.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a) The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance with respect to such Receivable.

(b) There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c) The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d) The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).

(e) The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances, including tax withholdings, exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f) Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g) Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.

(h) The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i) The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; (3) any person or entity located in a foreign country with the exception of Canada (but not including the province of Quebec) unless (A) the Account Debtor on the Receivable is Samsung, LG Electronics, Renesas, Intel and its Subsidiaries, Panasonic, Canon and Socionext which Lender may consider eligible in its sole discretion; or (B) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender; or (C) the Receivable is supported by other insurance, bond or assurance acceptable to Lender; or (4) an Account Debtor as to which 30% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(j) The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (it) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k) The Receivable does not arise from the sale of goods which remain in Borrower’s possession or under Borrower’s control.

(l) The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.

(m) The Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 30% of Borrower’s aggregate dollar amount of all outstanding Receivables or such greater or lesser percentage as determined by Lender in its sole discretion.

(n) The Receivable is not a retention billing, bonded receivable or progress billing.

(o) The Receivable is otherwise acceptable to Lender, in Lender’s good faith discretion.

“Eligible Receivable Amount” means at any time the sum of the Receivable Amounts of the Eligible Receivables.

“Event of Default” has the meaning set forth in Section 7.1.

“Facility Fee” means a payment of an annual fee equal to .50 percentage points of the Credit Limit due upon the date of this Agreement and each anniversary thereof so long as any Receivables Advance is outstanding or available hereunder.

“Finance Charge” means for each Monthly Period an interest amount equal to the sum of (a) the Finance Charge Percentage of the average daily Account Balance outstanding during such Monthly Period, plus (b) the Finance Charge Percentage of the average principal balance of the Growth Capital Advance outstanding during such period.

“Finance Charge Percentage” means (a) with respect to Receivables Advances, a rate per year equal to the Prime Rate plus 1,00 percentage point plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing, and (b) with respect to Growth Capital Advances, a rate per year equal to the Prime Rate plus 2.00 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“FX Sublimit” means the International Sublimit less any amounts outstanding under the Letter of Credit Sublimit.

“GAAP” means generally accepted accounting principles consistently applied and used consistently with prior practices.

“Growth Capital Advance(s)” has the meaning given to such term in Section 1.12 of this Agreement.

“Growth Capital Advance Closing Date” has the meaning given to such term in Section 1.12 of this Agreement.

“Growth Capital Advances Commitment” means $1,500,000.00.

“Growth Capital Advances Conversion Date” means May 7, 2019.

“Growth Capital Advances Fee” means $15,000.00.

“Growth Capital Advances Maturity Date” means November 7, 2021.

“International Sublimit” means a sublimit of $100,000 under the Credit Limit; which shall be available for Letter of Credit and FX Forward Contract services.

“Inventory” means and includes all of Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment, arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Lender” means WESTERN ALLIANCE BANK, an Arizona corporation, and its successors and assigns.

“Letter of Credit Sublimit” means the International Sublimit, less any amounts outstanding under the FX Sublimit.

“Maturity Date” means, as applicable, the Receivables Maturity Date or the Growth Capital Advances Maturity Date, or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Month End” means the last calendar day of each month.

“Obligations” means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding Receivables Advances (including deemed Advances with respect to the FX Sublimit and the Letter of Credit Sublimit) exceeds the lesser of the Credit Limit or the Borrowing Base or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit or the Letter of Credit Sublimit exceeds the International Sublimit.

“Permitted Indebtedness” means:

(a) Indebtedness under this Agreement or that is otherwise owed to Lender.

(b) Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.

(c) Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $100,000 in total principal amount at any time outstanding.

(d) Other indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.

(e) Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

(f) Subordinated Debt.

“Permitted Liens” means the following but only with respect to property not consisting: of Receivables or Inventory:

(a) Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.

(c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(d) Liens securing Subordinated Debt.

“Prime Rate” means the greater of 3.25% per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate: Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.

“Receivables Advance” means each cash advance made to Borrower by Lender pursuant to Section 1.1 of this Agreement based on Borrower’s Receivables.

“Receivable Amount” means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means Borrower’s rights to payment arising in the ordinary course of Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Receivables Maturity Date” means November 1, 2022.

“Subordinated Debt” means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“Termination Fee” means a payment equal to 1.00% of the Credit Limit.

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

12.2 Construction:

(a) In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c) Titles and section headings used in this: Agreement are for convenience only and shall not be used in interpreting this Agreement.

13. JURY TRIAL WAIVER THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14. JUDICIAL REFERENCE PROVISION.

14.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

14.2 With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

14.3 The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

14.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6. each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding, The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding; including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS,

15. EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations (other than inchoate indemnity obligations) remain outstanding hereunder.

16. CONFIDENTIALITY. The terms of the Nondisclosure Agreement executed by Bridge Bank N.A. and Borrower dated August 28, 2012 shall govern the disclosure of all Borrower proprietary or confidential information disclosed under this Agreement. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower’s behalf, provided that Lender shall not identify Borrower by name in those materials without Borrower’s prior written consent.

17. OTHER AGREEMENTS. Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.

18. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys’ fees of Lender related thereto, the liability of Borrower and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

19. PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (“Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

20. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:	LENDER:

ARTERIS, INC., A DELAWARE CORPORATION	WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By	By

/s/ K. Charles Janac	/s/ Kyle Leyendecker
Name: K. Charles Janac	Name: Kyle Leyendecker
Title: President and CEO	Title: EVP

Address for Notices:	Address for Notices:

595 Millich Drive, Suite 200	WESTERN ALLIANCE BANK

Campbell, CA 95008	55 Almaden Blvd.

Fax: ###	San Jose CA 95113

Email: ###	Fax:

Attn: Charlie Janac	Email:

Attn:

COMPLIANCE CERTIFICATE

TO: WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”)

FROM: ARTERIS, INC. (“Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending __________with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Consolidated monthly financial statements and Compliance Certificate	Within 30 days of the end of each calendar month	Yes	No

A/R & A/P Agings and Borrowing Base Certificate	Prior to or concurrent with the initial Formula Advance and monthly within 15 days thereafter	Yes	No

Consolidated annual financial statements (CPA audited)	Within 180 days of each FYE	Yes	No

10K and 10Q reports	Within 5 days of SEC filing dates (where applicable)	Yes	No

Board approved operating projections (including income statements, balance sheets and cash flow statements)	30 days prior the beginning of each FYE	Yes	No

Financial Covenant	Required	Actual	Complies
Minimum Liquidity	1.75 to 1.00	Yes	No

Deposits

Deposits held at Western Alliance Bank $

Deposits held outside of Western Alliance Bank: $

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,	AUTHORIZED SIGNER

Date:
Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes No
DATE